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                                                                      EXHIBIT A
                                                                TO INSTRUCTIONS

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           SUBSCRIPTION CERTIFICATES
                                   ISSUED BY
                             HURCO COMPANIES, INC.

  This form, or one substantially equivalent thereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus of Hurco Companies, Inc., dated June 6, 1996 if a registered Rights holder cannot deliver the Subscription Certificate to the Subscription Agent listed below at or prior to 5:00 p.m., New York City time, on July 3, 1996, the Expiration Time, or at such later time to which the Rights Offering may have been extended. Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent at or prior to the Expiration Time. See "The Rights Offering--Exercise of Rights and Subscription Agent" in the Prospectus. Payment of the Subscription Price of $4.63 per share for each share of the Company's Common Stock subscribed for upon exercise of such Right must be received by the Subscription Agent in the manner specified in the Instructions at or prior to 5:00 p.m., New York City time, on July 3, 1996, even if the Subscription Certificate evidencing such Right is being delivered pursuant to the procedure for guaranteed delivery thereof.

                          THE SUBSCRIPTION AGENT IS:
                       State Street Bank & Trust Company

  The addresses and telephone numbers of the Subscription Agent are:

                             GENERAL INFORMATION:
                                (800) 426-5523

                                   BY MAIL:
                       State Street Bank & Trust Company
                           Corporate Reorganization
                                 P.O. Box 9061
                             Boston, MA 02205-8686

                      FACSIMILE TRANSMISSION COPY NUMBER:
                                (617) 774-4519

                        CONFIRM FACSIMILE BY TELEPHONE:
                                (617) 774-4511

                             BY OVERNIGHT COURIER:
                       State Street Bank & Trust Company
                           Corporate Reorganization
                               2 Heritage Drive
                            North Quincy, MA 02171

                               BY HAND, EITHER:
            Bank of Boston                      State Street Bank and
         c/o Boston Equiserve                       Trust Company
       Corporate Reorganization                 c/o Boston Equiserve
        55 Broadway--3rd Floor                Corporate Reorganization
          New York, NY 10006                       Concourse Level
                                                  Boston, MA 02101

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
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LADIES AND GENTLEMEN:

  The undersigned hereby represents that he or she is the registered holder of
Subscription Certificate(s) representing      Rights and that such
Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m. New York City time, on July 3, 1996. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one share of Common Stock per whole
Right with respect to each of      Rights represented by such Subscription
Certificate and (ii) the Oversubscription Privilege relating to each such Right to subscribe to the extent that Excess Shares (as defined in the
Prospectus) are available therefor, for an aggregate of     Excess Shares (but
not more than 1,085,296 shares). The undersigned understands that payment of the Subscription Price of $4.63 per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. New York City time, on July 3, 1996, and represents that such
payment in the aggregate amount of $     either (check appropriate box):

[_] is being delivered to the Subscription Agent;   [_] has been delivered
                                                    separately to the
                                                    Subscription Agent; and
                                                    is being delivered in
                                                    the manner set forth
                                                    below (check appropriate
                                                    box and complete
                                                    information relating
                                                    thereto):

[_] wire transfer of funds

 --name of transferor institution ____________________________________________

 --date of transfer __________________________________________________________

 --confirmation number, if available _________________________________________

[_] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Rights holders paying by such method to make payment sufficiently in advance of the Expiration Time to ensure that such payments are made by such date.)

[_] certified or cashier's check

[_] money order

 --name of maker _____________________________________________________________

 --date and number of check or money order ___________________________________

 --bank on which check is drawn or issuer of money order _____________________

Signature _____________________________________________________________________

Name(s) _______________________________________________________________________

_______________________________________________________________________________
                            (PLEASE TYPE OR PRINT)

  (If signature is by a trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, such capacity must be clearly indicated below.)

Address:

_______________________________________________________________________________

_______________________________________________________________________________
                             (INCLUDING ZIP CODE)

Area Code and Tel. No(s). _____________________________________________________

_______________________________________________________________________________

Subscription Certificate No(s). (if available) ________________________________

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                             GUARANTEE OF DELIVERY

  The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States guarantees that the undersigned will deliver to the Subscription Agent the Subscription Certificate(s) representing the Rights being exercised hereby, and any other required documents, by 5:00 p.m., New York City time on July 9, 1996.

_____________________________________     Dated: ________________________, 1996



Name(s) _____________________________     _____________________________________



_____________________________________     _____________________________________
              (Address)

                                                     (Name of Firm)

_____________________________________     _____________________________________
  (Area Code and Telephone Number)               (Authorized Signature)

  The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.


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